Exhibit 99.1

Insperity Announces Record First Quarter Results

•	Q1 adjusted EPS up 105% over 2014 to $0.86

•	Q1 adjusted EBITDA increases 74% over 2014 to $42.3 million

•	Q1 gross profit increases 22% on 10% revenue growth

HOUSTON – May 1, 2015 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported first quarter adjusted EBITDA of $42.3 million, a 73.8% increase over the first quarter of 2014. Adjusted net income was $21.6 million and adjusted diluted earnings per share were $0.86, a 104.8% increase over the first quarter of 2014. Reported first quarter GAAP net income and earnings per share were $13.8 million and $0.54, respectively.

The number of worksite employees paid at the end of the quarter increased 10% over the first quarter of 2014. This increase was the result of improved new client sales and client retention. Net hiring in the client base declined slightly when compared to the 2014 period.

“These record results demonstrate the earnings power of our business model as unit growth accelerated to double digits with effective client selection,” said Paul J. Sarvadi, Insperity chairman and chief executive officer. “The combination of targeted growth, proactive management of risk and operating leverage drove this third consecutive quarter of outperformance.”

Adjusted EBITDA increased 73.8% over the first quarter of 2014 on a 22.3% increase in gross profit.

“Our successful year-end transition included a 23% reduction in client attrition from the 2014 period, positively impacting worksite employee growth and average pricing during the quarter,” said Douglas S. Sharp, senior vice president of finance, chief financial officer and treasurer. “This higher average pricing, combined with low health care costs from the effective management of health plan design and lower COBRA participation, drove the better-than-expected gross profit results.”

Cash outlays in the first three months of 2015 included the repurchase of 113,050 shares of stock at a cost of $5.7 million, dividends totaling $4.8 million and capital expenditures of $2.4 million. Adjusted working capital increased by $18.3 million during the quarter to $91.4 million at March 31, 2015.

2015 Guidance

The company also announced its updated guidance for 2015, including guidance for the second quarter of 2015.

	Q2 2015			Full Year 2015

Average WSEEs	141,000	—	142,400	144,000	—	146,400
Year-over-year increase	10%	—	11%	10%	—	12%

Adjusted EPS	$0.36	—	$0.40	$2.15	—	$2.24
Year-over-year increase	71%	—	90%	48%	—	54%

Adjusted EBITDA (in millions)	$20.0	—	$22.0	$112.0	—	$116.0
Year-over-year increase	38%	—	52%	33%	—	38%

Definition of Key Metrics

Average WSEEs - Determined by calculating the company’s cumulative worksite employees paid during the period divided by the number of months in the period.
Adjusted EPS - Represents diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash impairment and other charges, stockholder advisory expenses and stock-based compensation. Note that beginning in 2015, the company began excluding stock-based compensation when reporting Adjusted EPS.
Adjusted EBITDA - Represents net income computed in accordance with GAAP, plus interest expense, income taxes, depreciation, amortization, stock-based compensation, non-cash impairment and other charges and stockholder advisory expenses.
Insperity will be hosting a conference call today at 10 a.m. ET to discuss these results, provide guidance for the second quarter and an update to full year guidance, and answer questions from investment analysts. To listen in, call 877-651-0053 and use conference i.d. number 24866062. The call will also be webcast at http://ir.insperity.com. The conference call script will be available at the same website later today. A replay of the conference call will be available at 855-859-2056, conference i.d. 24866062. The webcast will be archived for one year.

Insperity, a trusted advisor to America’s best businesses for more than 29 years, provides an array of human resources and business solutions designed to help improve business performance. Insperity® Business Performance Advisors offer the most comprehensive suite of products and services available in the marketplace. Insperity delivers administrative relief, better benefits, reduced liabilities and a systematic way to improve productivity through its premier Workforce Optimization® solution. Additional company offerings include Human Capital Management, Payroll Software, Time and Attendance, Performance Management, Organizational Planning, Recruiting Services, Employment Screening, Financial Services, Expense Management, Retirement Services

and Insurances Services. Insperity business performance solutions support more than 100,000 businesses with over 2 million employees. With 2014 revenues of $2.4 billion, Insperity operates in 57 offices throughout the United States. For more information, visit http://www.insperity.com.
The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, Insperity, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our expectations, estimates and projections at the time such statements are made. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: (i) adverse economic conditions; (ii) regulatory and tax developments and possible adverse application of various federal, state and local regulations; (iii) the ability to secure competitive replacement contracts for health insurance and workers’ compensation contracts at expiration of current contracts; (iv) increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims; (v) failure to manage growth of our operations and the effectiveness of our sales and marketing efforts; (vi) the impact of the competitive environment in the PEO industry on our growth and/or profitability; (vii) our liability for worksite employee payroll, payroll taxes and benefits costs; (viii) our liability for disclosure of sensitive or private information; (ix) our ability to integrate or realize expected returns on our acquisitions; (x) failure of our information technology systems; (xi) an adverse final judgment or settlement of claims against Insperity; and (xii) disruptions to our business resulting from the actions of certain stockholders. These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.

Except to the extent otherwise required by federal securities law, we do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

Insperity, Inc.
Summary Financial Information
(in thousands, except per share amounts and statistical data)

	March 31, 2015	December 31, 2014
	(Unaudited)
Assets:
Cash and cash equivalents	$228,588	$276,456
Restricted cash	45,152	44,040
Marketable securities	28,840	28,631
Accounts receivable, net	259,778	175,116
Prepaid insurance	36,660	21,301
Assets held for sale	13,495	—
Other current assets	21,080	17,649
Deferred income taxes	—	6,316
Total current assets	633,593	569,509
Property and equipment, net	59,115	84,345
Prepaid health insurance	9,000	9,000
Deposits	119,340	117,634
Goodwill and other intangible assets, net	14,232	14,457
Deferred income taxes	3,588	—
Other assets	1,753	1,725
Total assets	$840,621	$796,670
Liabilities and Stockholders’ Equity:
Accounts payable	$3,061	$4,674
Payroll taxes and other payroll deductions payable	176,667	176,341
Accrued worksite employee payroll cost	223,564	192,396
Accrued health insurance costs	25,589	18,329
Accrued workers’ compensation costs	47,225	45,592
Accrued corporate payroll and commissions	23,068	32,644
Other accrued liabilities	25,347	22,444
Deferred income taxes	6,944	—
Income taxes payable	280	4,031
Total current liabilities	531,745	496,451
Accrued workers’ compensation costs	95,775	92,048
Deferred income taxes	—	4,075
Total noncurrent liabilities	95,775	96,123
Stockholders’ equity:
Common stock	308	308
Additional paid-in capital	140,963	137,769
Treasury stock, at cost	(151,599)	(148,465)
Accumulated other comprehensive income, net of tax	5	3
Retained earnings	223,424	214,481
Total stockholders’ equity	213,101	204,096
Total liabilities and stockholders’ equity	$840,621	$796,670

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three Months Ended March 31,
	2015	2014	Change
Operating results:
Revenues (gross billings of $3.940 billion and $3.588 billion, less worksite employee payroll cost of $3.241 billion and $2.951 billion, respectively)	$699,479	$636,999	9.8%
Direct costs:
Payroll taxes, benefits and workers’ compensation costs	569,619	530,823	7.3%
Gross profit	129,860	106,176	22.3%
Operating expenses:
Salaries, wages and payroll taxes	56,748	51,032	11.2%
Stock-based compensation	2,423	2,400	1.0%
Commissions	4,304	3,246	32.6%
Advertising	3,718	4,941	(24.8)%
General and administrative expenses	24,055	22,732	5.8%
Depreciation and amortization	5,285	5,234	1.0%
Impairment charges and other	9,807	—	—
Total operating expenses	106,340	89,585	18.7%
Operating income	23,520	16,591	41.8%
Other income (expense):
Interest, net	7	47	(85.1)%
Other, net	—	(26)	(100.0)%
Income before income tax expense	23,527	16,612	41.6%
Income tax expense	9,740	7,048	38.2%
Net income	$13,787	$9,564	44.2%
Less distributed and undistributed earnings allocated to participating securities	(355)	(282)	25.9%
Net income allocated to common shares	$13,432	$9,282	44.7%
Basic net income per share of common stock	$0.54	$0.37	45.9%
Diluted net income per share of common stock	$0.54	$0.37	45.9%

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three Months Ended March 31,
	2015	2014	Change

Statistical Data:
Average number of worksite employees paid per month	137,959	126,289	9.2%
Revenues per worksite employee per month(1)	$1,690	$1,681	0.5%
Gross profit per worksite employee per month	314	280	12.1%
Operating expenses per worksite employee per month	257	236	8.9%
Operating income per worksite employee per month	57	44	29.5%
Net income per worksite employee per month	33	25	32.0%

(1) Gross billings of $9,521 and $9,469 per worksite employee per month, less payroll cost of $7,831 and $7,788 per worksite employee per month, respectively.

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

GAAP to Non-GAAP Reconciliation Tables

	Three Months Ended March 31,
	2015	2014	Change

Payroll cost (GAAP)	$3,240,982	$2,950,568	9.8%
Less: Bonus payroll cost	518,503	521,341	(0.5)%
Non-bonus payroll cost	$2,722,479	$2,429,227	12.1%

Payroll cost per worksite employee per month (GAAP)	$7,831	$7,788	0.6%
Less: Bonus payroll cost per worksite employee per month	1,253	1,376	(8.9)%
Non-bonus payroll cost per worksite employee per month	$6,578	$6,412	2.6%

Non-bonus payroll cost represents payroll cost excluding the impact of bonus payrolls paid to the company’s worksite employees. Bonus payroll cost varies from period to period, but has no direct impact to the company’s ultimate workers’ compensation costs under the current program. As a result, Insperity management refers to non-bonus payroll cost in analyzing, reporting and forecasting the company’s workers’ compensation costs.

	March 31, 2015	December 31, 2014

Cash, cash equivalents and marketable securities (GAAP)	$257,428	$305,087
Less: Amounts payable for withheld federal and state income taxes, employment taxes and other payroll deductions	158,596	152,132
Customer prepayments	22,743	87,887
Adjusted cash, cash equivalents and marketable securities	$76,089	$65,068

Adjusted cash, cash equivalents and marketable securities excludes funds associated with federal and state income tax withholdings, employment taxes and other payroll deductions, as well as client prepayments. Insperity management believes adjusted cash, cash equivalents and marketable securities is a useful measure of the company’s available funds.

	March 31, 2015	December 31, 2014

Working capital (GAAP)	$101,848	$73,058
Less: Assets held for sale, net of current deferred tax liabilities	10,491	—
Adjusted working capital	$91,357	$73,058

Adjusted working capital represents working capital excluding assets held for sale that are classified as current assets and their associated current deferred tax liabilities. Insperity management believes adjusted working capital is a useful measure of the company’s liquidity, as it allows for additional analysis of the company’s liquidity separate from the impact of this item.

	Three Months Ended March 31,
	2015	2014	Change

Operating expenses (GAAP)	$106,340	$89,585	18.7%
Less: Impairment charges and other	9,807	—	—
Stockholder advisory expenses	1,148	—	—
Adjusted operating expenses	$95,385	$89,585	6.5%

Adjusted operating expenses represent operating expenses excluding the impact of impairment and other charges related to the valuation of aircraft held for sale and stockholder advisory expenses. Insperity management believes adjusted operating expenses is a useful measure of the company’s operating costs, as it allows for additional analysis of the company’s operating expenses separate from the impact of these items.

	Three Months Ended March 31,

	2015	2014	Change

Net income (GAAP)	$13,787	$9,564	44.2%
Income tax expense	9,740	7,048	38.2%
Interest expense	100	89	12.4%
Depreciation and amortization	5,285	5,234	1.0%
EBITDA	28,912	21,935	31.8%
Impairment charges and other	9,807	—	—
Stock-based compensation	2,423	2,400	1.0%
Stockholder advisory expenses	1,148	—	—
Adjusted EBITDA	$42,290	$24,335	73.8%

EBITDA represents net income computed in accordance with generally accepted accounting principles (“GAAP”), plus interest expense, income tax expense, depreciation and amortization expense. Adjusted EBITDA represents EBITDA plus non-cash impairment and other charges, costs associated with stockholder advisory expenses and stock-based compensation. Insperity management believes EBITDA and Adjusted EBITDA are often useful measures of the company’s operating performance, as they allow for additional analysis of the company’s operating results separate from the impact of these items.

	Three Months Ended March 31,

	2015	2014	Change

Net income (GAAP)	$13,787	$9,564	44.2%
Impairment charges and other, net of tax	5,747	—	—
Stock-based compensation, net of tax	1,420	1,382	2.7%
Stockholder advisory expenses, net of tax	673	—	—
Adjusted net income	$21,627	$10,946	97.6%

	Three Months Ended March 31,

	2015	2014	Change

Diluted net income per share of common stock (GAAP)	$0.54	$0.37	45.9%
Impairment charges and other, net of tax	0.23	—	—
Stock-based compensation, net of tax	0.06	0.05	20.0%
Stockholder advisory expenses, net of tax	0.03	—	—
Adjusted diluted net income per share of common stock	$0.86	$0.42	104.8%

Adjusted net income and adjusted diluted net income per share of common stock represent net income and diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash impairment and other charges related to the valuation of aircraft held for sale, stock-based compensation and costs associated with stockholder advisory expenses. Insperity management believes adjusted net income and adjusted diluted net income per share are useful measures of the company’s operating performance in this period, as they allow for additional analysis of the company’s operating results separate from the impact of these items.

Non-bonus payroll, adjusted cash, cash equivalents and marketable securities, adjusted working capital, adjusted operating expenses, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock are not financial measures prepared in accordance with GAAP and may be different from similar measures used by other companies. Non-bonus payroll, adjusted cash, cash equivalents and marketable securities, adjusted working capital, adjusted operating expenses, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided in the tables above.

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